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                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)
                               February 15, 2000


                               EARTHCARE COMPANY

            (Exact name of registrant as specified in its charter)



          Delaware                       000-24685             58-2335973
        -----------                     -----------            ------------
 (State or other jurisdiction of   (Commission File Number)    (IRS Employer
        incorporation)                                       Identification No.)

14901 Quorum Drive, Suite 200, Dallas, Texas                       75240
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(Address of principal executive offices)                         (Zip Code)


                                (972) 858-6025

             (Registrant's telephone number, including area code)

                                Not applicable
         (Former name or former address, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets

     Effective February 1, 2000, on February 15, 2000, EarthCare Company (the "Company") acquired all of World Fuel Services Corporation's, a Florida corporation ("Seller"), ownership interest in the issued and outstanding stock ("Purchased Stock") of the following corporations: (i) International Petroleum Corporation, (ii) International Petroleum Corporation of LA, (iii) International Petroleum Corporation of Maryland, (iv) International Petroleum Corporation of Delaware, (v) International Petroleum Corporation of Georgia, (vi) International Petroleum Corporation of Lafayette, (vii) International Petroleum Corporation of Pennsylvania, and (viii) International Environmental Services, Inc. (collectively, the "Corporations"). This transaction was consummated pursuant to a Stock Purchase Agreement, dated January 12, 2000 (the "Agreement").

     The Company paid $33.0 million for the Purchased Stock in a combination of cash and shares of common stock, $.0001 par value ("Common Stock"), of the Company. The Company funded the $28.0 million cash portion of the purchase price with borrowings under its revolving credit facility with Bank of America National Trust and Savings Association and the proceeds from the sale of 12% Subordinated Notes due February 28, 2008. Common Stock having a value equal to $5.0 million (the "Shares) was delivered to the Seller. The Share are subject to a lock-up agreement for 12 months for the first $2.5 million of Shares and 18 months for the remaining $2.5 million of Shares. In addition, a portion of the Shares having a value of $1.0 million will be held in an escrow account for a period of 180 days from the closing of the transaction as security for the Seller's obligations to indemnify the Company under the Agreement. The Company also paid to the Seller, in cash, an amount equal to the oil inventory on hand at the Corporations at the close of business on the day prior to the closing of the transaction.

     The Corporations are in the business of recycling used oil with operations in 16 southern and mid-Atlantic states. The Company currently intends to operate the Corporations in substantially the same manner as they were operated prior to this transaction.

Item 7.  Financial Statements and Exhibits

         (a)   Financial Statements of Business Acquired.

     It is impracticable for the Registrant to provide the required financial statements for the business acquired at the time this Current Report on Form 8-K is filed. Such financial statements will be filed as soon as practicable but not later than 60 days after the date this Current Report on Form 8-K is required to be filed.

         (b)   Pro Forma Financial Information.

               It is impracticable for the Registrant to provide the required pro forma financial information for the business acquired at the time this Current Report on Form 8-K is filed. Such proforma financial information will be filed as soon as practicable but not later than 60 days after the date this Current Report on Form 8-K is required to be filed.

         (c)   Exhibits

               2.1 Stock Purchase Agreement, by and between EarthCare Company and World Fuel Services Corporation.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               EARTHCARE COMPANY
                                    (Registrant)



Date:   February 24, 2000          By:  /s/ Harry Habits

                                    Harry Habits
                                    President and Chief Operating
                                    Officer

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                                 EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
  2.1          Stock Purchase Agreement, by and between EarthCare Company and
               World Fuel Services Corporation.

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